                                  AMENDMENT TO

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of May 1, 1998, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); A I M Distributors, Inc., a Delaware corporation ("AIM"); Transamerica Life Insurance Company (formerly, PFL Life Insurance Company), an Iowa life insurance company ("LIFE COMPANY") and Transamerica Capital, Inc. (replacing AFSG SECURITIES CORPORATION by Amendment and Novation), is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

Series I and II shares

AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-    Retirement Builder Variable Annuity Account

-    Separate Account VA A

-    PFL Corporate Account One (1940 Act Exclusion)

-    Separate Account VA B

-    Separate Account VA C

-    Separate Account VA D

-    Separate Account VA F

-    Separate Account VA J

-    Separate Account VA K

-    Separate Account VA L

-    Separate Account VA P

-    Separate Account VA Q

-    Separate Account VA R

-    Separate Account VA S

-    Separate Account VA Y

-    Separate Account VA Z

-    Separate Account VA-5

-    Separate Account VUL A

-    Transamerica Corporate Separate Account Sixteen

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

-    Retirement Income Builder II Variable Annuity

-    Portfolio Select Variable Annuity

-    Legacy Builder Plus

-    The Atlas Portfolio Builder Variable Annuity

-    Advantage V, Variable Universal Life Policy (1933 Act Exempt)

-    Advantage X

-    Transamerica Landmark Variable Annuity

-    Transamerica Freedom Variable Annuity

-    Transamerica EXTRA Variable Annuity

-    Transamerica Access Variable Annuity

- Flexible Premium Variable Annuity - C under the marketing name "Transamerica Principium"

-    Premier Asset Builder Variable Annuity

-    Immediate Income Builder II

- Retirement Income Builder - BAI Variable Annuity under the marketing name "Retirement Income Builder IV"

-    Transamerica Preferred Advantage Variable Annuity

-    Flexible Premium Variable Annuity - A under the marketing names:
     "Transamerica Opportunity Builder" and "Transamerica Traditions"

- Flexible Premium Variable Annuity - D under the marketing name "Huntington Allstar Select"

- Flexible Premium Variable Annuity - J under the marketing name "Transamerica Axiom"

- Flexible Premium Variable Annuity - K under the marketing name "Transamerica Ascent"

-    Distinct Asset(SM) Variable Annuity

-    Legacy Builder Plus VUL

-    Variable Protector VUL

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: July 30, 2007


                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ P. Michelle Grace           By: /s/ Donna F. Anderson
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: Donna F. Anderson
Title: Assistant Secretary              Title: Assistant Vice President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ John S. Cooper
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: John S. Cooper
Title: Assistant Secretary              Title: Executive Vice President


                                        TRANSAMERICA LIFE INSURANCE COMPANY


Attest: /s/ Kathy Mullarkey             By: /s/ Arthur D. Woods
        -----------------------------       ------------------------------------
Name Kathy Mullarkey                    Name: Arthur D. Woods
Title: Paralegal                        Title: Vice President


                                        TRANSAMERICA CAPITAL, INC.


Attest: /s/ Kathy Mullarkey             By: /s/ Brenda L. Smith
        -----------------------------       ------------------------------------
Name: Kathy Mullarkey                   Name: Brenda L. Smith
Title: Paralegal                        Title: Assistant Vice President



                                        3